Exhibit 10.1
FIRST AMENDMENT TO
CREDIT AGREEMENT
          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of the 9th day of November, 2005 (the “First Amendment Closing Date”), by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions listed on the signature pages hereto (together with each other person who becomes a Lender, collectively the “Lenders”), CITIBANK, N.A., a national banking association, individually as a Lender and as Administrative Agent (the “Administrative Agent”), CITIGROUP GLOBAL MARKETS, INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Joint Bookrunners and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent.
Preliminary Statement
          WHEREAS, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 29, 2004 (as same may be further amended, restated, increased and extended, the “Credit Agreement”), under and subject to the terms of which the Lenders have committed to make Revolving Loans and issue Letters of Credit to Borrower; and
          WHEREAS, Borrower has now requested that the Administrative Agent and Lenders modify the Credit Agreement and change certain terms thereof, and the Administrative Agent and Lenders have agreed to do so; and
          WHEREAS, Borrower, Administrative Agent and the Lenders wish to execute this First Amendment to evidence such agreement;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):
          Section 1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the table contained in the definition of “Applicable Margin” and replacing it with the following:

	ABR	Eurodollar	Commitment
Leverage Ratio	Spread	Spread	Fee Rate
Less than 1:0:1.0	0.00%	0.75%	0.15%

Greater than or equal to 1.0:1.0 but less than 1.5:1.0	0.00%	0.875%	0.20%

Greater than or equal to 1.5:1.0 but less than 2.0:1.0	0.00%	1.00%	0.225%

Greater than or equal to 2.0:1.0 but less than 2.5:1.0	0.25%	1.25%	0.30%

Greater than or equal to 2.5:1.0 but less than 3.75:1.0	0.50%	1.50%	0.35%

Greater than 3.75:1.0	1.00%	2.00%	0.40%
          Section 2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:
““Maturity Date” means November 9, 2010.”
          Section 3. Amendment to Section 2.06(b). Section 2.06(b) of the Credit Agreement is hereby amended by deleting the last sentence of such section in its entirety and replacing it with the following:
     “A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.”
          Section 4. Amendment to Section 2.09. Section 2.09 of the Credit Agreement is hereby amended by adding the following as Section 2.09(d):
    “(d) Borrower shall have the right to request extensions of the Maturity Date as follows:
“(i)	Provided that no Default or Event of Default shall have occurred and be continuing, Borrower shall have two separate options to request one-year extensions of the then-current Maturity Date, in each case by giving notice to the Administrative Agent (an “Extension Request”) substantially in the form of Exhibit G attached hereto (i) no earlier than August 11, 2006 and no later than September 25, 2006, with respect to the first Extension Request (the “First Extension Request”); and (ii) no earlier than August 11, 2007 and no later than September 25, 2007, with respect to the second Extension Request (the “Second Extension Request”). Borrower agrees and acknowledges that each Extension Request shall be only for a one year extension of the then-current Maturity Date and, therefore, Borrower’s failure to timely deliver the First Extension Request will result in Borrower being entitled to request an extension of the then-current Maturity Date for only one year pursuant to the Second Extension Request. If Borrower fails to timely deliver the First Extension Request and/or the Second Extension Request, then Borrower shall have no further right to deliver such Extension Request(s) and shall have no right to extend the Maturity Date in connection with the applicable Extension Request that was not timely delivered by Borrower. The Administrative Agent shall promptly transmit the contents of each Extension Request to each of the Lenders. Each Lender may, in its sole and absolute discretion, indicate whether it consents to such Extension Request by acknowledging such Extension Request and indicating in its acknowledgment whether or not it consents to the extension of the then-current Maturity Date and returning such acknowledgment to the Administrative Agent within twenty-five (25) days. Failure to acknowledge such Extension Request within such twenty-five (25) day period shall be deemed to be a rejection of the applicable Extension Request by such Lender (any Lender that rejects, or is deemed to have rejected, an Extension Request is hereinafter referred to as a “Declining Lender” and any Lender that accepts such Extension Request is hereinafter referred to as an “Extending Lender”). Notwithstanding any other term or provision hereof, no Lender shall have any obligation to consent to any extension of the Maturity Date. Provided that the Required Lenders have agreed to an Extension Request, the then-current Maturity Date shall be automatically extended for one year in connection with such Extension Request with respect to, and only with respect to, the Commitments of each Extending Lender. Notwithstanding anything contained herein to the contrary, Borrower shall have the right to withdraw any Extension Request by delivering written notice to Administrative Agent at any time prior to the earlier to occur of (A) with respect to the First Extension Request, the first anniversary of the First Amendment Closing Date (the “First Anniversary Date”), and with respect to the Second Extension Request, the second anniversary of the First

Amendment Closing Date (the “Second Anniversary Date”); and (B) the date that Borrower enters into any Commitment Increase Agreement or New Lender Agreement in connection with the delivery of such Extension Request. In the event Borrower timely withdraws any Extension Request as set forth in the immediately preceding sentence, the Maturity Date shall be the date that the Maturity Date would have occurred had Borrower not delivered such Extension Request.
(ii)	With respect to the Commitments of the Declining Lenders, Borrower may, in its sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in the Commitments of the Declining Lenders by notifying the Administrative Agent; provided that, notwithstanding anything in this Agreement to the contrary, in no event shall less than the full amount of any specific Declining Lender’s Commitment be allocated to such existing Lenders and/or additional banks or financial institutions. Promptly and in any event within five (5) Business Days after receipt of notice from the Borrower of its desire to offer all or a portion of the Commitments of the Declining Lenders to certain existing Lenders or such additional banks or financial institutions identified by the Borrower and approved by the Administrative Agent, the Administrative Agent shall notify such proposed lenders of the opportunity to participate in the Commitments of the Declining Lenders. The Commitments of any Declining Lenders that are allocated to existing Lenders and/or such additional banks or financial institutions in accordance with this Section 2.09(d) shall terminate on (A) the First Anniversary Date with respect to the First Extension Request; and (B) the Second Anniversary Date with respect to the Second Anniversary Date. In the event the full amount of the Declining Lenders’ Commitments are not allocated as set forth above, Borrower shall have the right to determine, in its sole and absolute discretion, which Declining Lender’s(s’) Commitments will be allocated to existing Lenders and/or additional banks or financial institutions as set forth above and Borrower shall notify the Administrative Agent thereof at least ten (10) days prior to the First Anniversary Date or the Second Anniversary Date, as applicable.
(iii)	Any Lender that accepts an offer to it by the Borrower to increase its Commitment by participating in all or a portion of the Commitments of the Declining Lenders shall, in each case, execute a Commitment Increase Agreement (as defined in Section 2.20 below), with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and this Agreement shall be deemed to be amended to reflect such increase; provided that no Lender shall have any obligation whatsoever to agree to increase its Commitment. Any such Commitment Increase Agreement shall be effective (A) with respect to the First Extension Request, on the First Anniversary Date; and (B) with respect to the Second Extension Request, on the Second Anniversary Date. Any additional bank or financial institution offered Commitments of the Declining Lenders by Borrower in accordance with the terms of this Agreement shall execute and deliver to the Administrative Agent a New Lender Agreement (as defined in Section 2.20 below), setting forth its Commitment, and upon the effectiveness of such New Lender Agreement, such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender, provided that the Commitment of any New Lender shall be an amount not less than $5,000,000. Each New Lender Agreement shall be irrevocable and shall be effective (A) with respect to the First Extension Request, on the First Anniversary Date; and (B) with respect to the Second Extension Request, on the Second Anniversary Date.
(iv)	The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrower, legal opinions of counsel to the Borrower and other reasonably requested documents as the Administrative Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent. Once a New Lender Agreement becomes effective, the Administrative Agent shall reflect such agreements by appropriate entries in the Register.
(v)	If any bank or financial institution becomes a New Lender pursuant to a New Lender Agreement or any Lender’s Commitment is increased pursuant to a Commitment Increase Agreement, additional Loans made on or after the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such

New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the Re-Allocation Date, and the making of new Loans of the same Type pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. Notwithstanding anything contained herein to the contrary, any portion of the cumulative Commitments of the Declining Lenders not allocated pursuant to Commitment Increase Agreement(s) and/or New Lender Agreement(s) as set forth above shall be terminated on the Maturity Date that would have occurred had the applicable Extension Request not been made and Borrower shall be required to make a mandatory prepayment so that the Revolving Credit Exposures do no exceed the total Commitments. Additionally, Borrower and the Lenders hereby authorize the Administrative Agent to make Revolving Loans on behalf of the Borrower which are necessary to eliminate the Revolving Credit Exposure of any Declining Lender as of the date such Declining Lender’s Commitment terminates.”
          Section 5. Addition of Exhibit G. Exhibit G attached to this First Amendment is hereby added to the Credit Agreement as Exhibit G.
          Section 6. Representations True; No Default. Borrower represents and warrants that:
          (i) this First Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended hereby, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms;
          (ii) the representations and warranties of Borrower contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof; and
          (iii) after giving effect to this First Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.
          Section 7. Expenses, Additional Information. Borrower shall pay to the Agent all reasonable expenses incurred in connection with the execution of this First Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation. Borrower shall furnish to the Agent and Lenders all such other documents, consents and information relating to Borrower as the Agent or any Lender may reasonably require to accomplish the purposes hereof.

          Section 8. Effectiveness. This First Amendment shall become effective on the date (the “Effective Date”) when, and only when:
(a)	Borrower, Administrative Agent and the Lenders shall have executed and delivered to the Administrative Agent a counterpart of this First Amendment;

(b)	Administrative Agent shall have received resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of Borrower and each Guarantor authorizing the execution, delivery and performance of this First Amendment, each such copy being attached to an original certificate of an authorized officer of the Borrower and each Guarantor, dated as of the First Amendment Closing Date certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by Borrower and each Guarantor, as applicable, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the First Amendment Closing Date, (iv) that the articles or organization and regulations of the Borrower and each Guarantor, as applicable, have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and (v) as to the incumbency and signature of the officers of the Borrower and each Guarantor executing this First Amendment;

(c)	Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects;

(d)	No Default or Event of Default shall have occurred and be continuing;

(e)	No event shall have occurred with respect to the Parent, the Borrower and its Subsidiaries, taken as a whole, which, in the reasonable opinion of the Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect;

(f)	Administrative Agent shall have received a fully executed copy of that certain fee letter between the Borrower and Administrative Agent pertaining to certain fees and expenses payable by Borrower to such parties as set forth in such letter and all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(g)	Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request;

(h)	The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Borrower, relating to the Parent, the Borrower and its Subsidiaries, this Agreement or the Transactions and any other matters as the

Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion; and

(i)	The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Parent, the Borrower, the Guarantors, the authorization of the Transactions and any other legal matters relating to the Parent, the Borrower, the Guarantors, this First Amendment, the Credit Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
          The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date upon the satisfaction of all of the foregoing conditions, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the rights and obligations of the parties hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Credit Agreement) at or prior to 5:00 p.m., Houston, Texas time, on November 30, 2005 (and, in the event such conditions are not so satisfied or waived, this First Amendment shall be null and void and of no further force and effect.
          Section 9. Miscellaneous Provisions.
          (a) From and after the execution and delivery of this First Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall continue in full force and effect.
          (b) The Credit Agreement and this First Amendment shall be read and construed as one and the same instrument.
          (c) Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by this First Amendment.
          (d) This First Amendment shall be construed in accordance with and governed by the laws of the State of New York and of the United States of America.
          (e) This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          (f) The headings herein shall be accorded no significance in interpreting this First Amendment.
          Section 10. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of Borrower, Lenders and the Agent and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

          Section 11. Final Agreement of the Parties. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          Section 12. This First Amendment may be executed by the parties on separate counterparts, and each counterpart when so executed and delivered shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.
[The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized officers on the 9th day of November, 2005, to be effective as of the Effective Date.

NRP (OPERATING) LLC
a Delaware limited liability company

By	/s/ Dwight L. Dunlap

Name:

Title:

CITIBANK, N.A.,
a national banking association

By	/s/ Dan Miller

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ Jonathon Richardson

Name:

Title:

BANK OF MONTREAL

By	/s/ Philip D. Lunn

Name:

Title:

BNP PARIBAS

By	/s/ Greg Smothers

Name:

Title:

[Signature Page to First Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY

By	/s/ Tim Paxton

Name:

Title:

THE HUNTINGTON NATIONAL BANK

By	/s/ Blair DeVan

Name:

Title:

COMERICA BANK

By	/s/ Juli Bieser

Name:

Title:

COMPASS BANK

By	/s/ Dorothy Marchand

Name:

Title:

ROYAL BANK OF CANADA

By	/s/ David A. McCluskey

Name:

Title:

AMEGY BANK

By	/s/ William B. Chapman

Name:

Title:

[Signature Page to First Amendment to Credit Agreement]

ACKNOWLEDGMENT OF GUARANTORS
          Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this First Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all “Obligations” (in each case as such term is defined in the applicable Loan Document), including without limitation the payment and performance of all such “Obligations” in respect of the Obligations now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranties to cover all indebtedness evidenced by the Credit Agreement as same has been created, amended and/or restated by or in connection with this First Amendment. The Guaranties and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this First Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this First Amendment and the other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. The Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty and the other Loan Documents to which each applicable Guarantor is a party.
          Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this First Amendment, such Guarantor is not required by the terms of the Credit Agreement, this First Amendment or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this First Amendment; and (ii) nothing in the Credit Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
[Acknowledgment of Guarantors]

ACIN LLC,
a Delaware limited liability company

By:	NRP (OPERATING) LLC,
a Delaware limited liability company,
its sole member

	By:	/s/ Dwight Dunlap

	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer

WBRD LLC,
a Delaware limited liability company

By:	NRP (OPERATING) LLC,
a Delaware limited liability company,
its sole member

	By:	/s/ Dwight Dunlap

	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer

WPP LLC,
a Delaware limited liability company

By:	NRP (OPERATING) LLC,
a Delaware limited liability company,
its sole member

	By:	/s/ Dwight Dunlap

	Name:	Dwight L. Dunlap
	Title:	Chief Financial Officer
[Signature Page to Acknowledgment of Guarantors]

EXHIBIT G
FORM OF
EXTENSION REQUEST
                                        , 200
Citibank, N.A.
2 Penns Way , 1st Floor
New Castle, Delaware 19702
Attention: Tara A. Wooster
Gentlemen:
     Reference is made to the $175,000,000 Revolving Credit Agreement dated as of October 29, 2004 (as amended from time to time, the “Credit Agreement”) among NRP (OPERATING) LLC (the “Borrower”), CITIBANK, N.A., as Administrative Agent and the Lenders from time to time party thereto. Terms used, but not otherwise defined herein, shall have the same meanings herein as in the Credit Agreement. The Borrower hereby gives notice as required by Section 2.09(d) of the Credit Agreement of its request to extend the Maturity Date for an additional one-year period.
     The Borrower hereby certifies that (i) this request complies with the terms of the Credit Agreement and the provisions of Section 2.09(d) and (ii) no Default or Event of Default has occurred and is continuing as of the date of this request.

Sincerely,

NRP (OPERATING) LLC,
a Delaware limited liability company

By:

Name:

Title: